UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2008

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 11, 2008, Ampex Corporation (the “Company”) received notice from The Nasdaq Stock Market (“Nasdaq”) that, following the Company’s filing of a voluntary petition for relief under chapter 11 of the U.S. Bankruptcy Code on March 30, 2008, the staff of Nasdaq’s Listing Qualifications Department has determined, using its discretionary authority under Marketplace Rule 4300 and IM-4300, that the Company’s Class A Common Stock (the “Common Stock”) will be delisted from Nasdaq, unless the Company requests an appeal of the determination. Nasdaq’s determination was based upon the Company’s chapter 11 filing, associated public interest concerns raised by it, concerns regarding the residual equity interests of the Company’s existing Common Stockholders and its ability to sustain compliance with all of Nasdaq’s continued listing requirements.

The Nasdaq notice stated that, unless Ampex requests an appeal of Nasdaq’s determination, trading in its Common Stock will be suspended at the opening of business on April 21, 2008, and a Form 25-NSE will be filed with the Commission, which will remove its Common Stock from listing and registration on Nasdaq. The Company intends to appeal Nasdaq’s determination by requesting an oral hearing before a Nasdaq Listing Qualifications Panel. Ampex’s hearing request will stay the suspension of its Common Stock and the filing of the Form 25-NSE pending the panel’s decision. There can be no assurance that the panel will grant the Company’s appeal.

On April 16, 2008, the Company announced the receipt of Nasdaq’s notice of determination to delist the Company’s Common Stock. A copy of the Company’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of Ampex Corporation dated April 16, 2008.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPEX CORPORATION

By:	/s/ Joel D. Talcott
Joel D. Talcott
Vice President and Secretary

Date: April 16, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release of Ampex Corporation dated April 16, 2008.

*	Filed herewith.